News Release

402 Industrial Lane

Birmingham, AL 35211

205-942-3737

Contact:	Brian W. White
Chief Financial Officer
(205) 942-3737

BOOKS-A-MILLION, INC. ANNOUNCES ADOPTION OF RULE 10b5-1 PLAN BY

ANDERSON BAMM HOLDINGS, LLC

BIRMINGHAM, Ala. (October 1, 2009) – Books-A-Million, Inc. (NASDAQ:BAMM), one of the nation's leading book retailers, today announced that Anderson BAMM Holdings, LLC, (“ABH”), a stockholder of the Company, has adopted a prearranged trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934.

Under the adopted plan, ABH intends to sell up to 400,000 shares of the 1,533,302 shares it currently holds.  ABH has adopted this plan in order to assist its members' in their estate planning needs.

Books-A-Million is one of the nation’s leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 223 stores in 21 states and the District of Columbia. The Company operates large superstores under the names Books-A-Million and Books & Co. and traditional bookstores operating under the name Bookland and Books-A-Million. The common stock of Books-A-Million, Inc. is traded on the NASDAQ Global Select Market under the symbol BAMM.

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